NEWS RELEASE

PETROQUEST ENERGY ANNOUNCES RESULTS OF THE EXCHANGE OFFERS AND CONSENT SOLICITATION AS OF THE EXTENDED EARLY TENDER DATE

LAFAYETTE, LA - September 14, 2016 - PetroQuest Energy, Inc. (NYSE: PQ) announced today the early participation results of its previously announced private exchange offers (the “Exchange Offers”) and consent solicitation (the “Consent Solicitation”) to Eligible Holders (as defined below) of its outstanding 10% Senior Notes due 2017 (CUSIP No. 716748 AA6) (the “2017 Notes”) and its outstanding 10% Second Lien Senior Secured Notes due 2021 (CUSIP 716748 AE8 / U7167U AB0) (the “2021 Notes” and together with the 2017 Notes, the “Old Notes”) for up to (i) $280.295 million aggregate principal amount of its newly issued 10% Second Lien Senior Secured PIK Notes due 2021 (the “New Notes”), and (ii) 3,517,000 shares of its common stock (the “Shares”). In the Consent Solicitation, the Company is soliciting consents from the holders of the 2021 Notes to adopt certain amendments to the indenture governing the 2021 Notes (the “2021 Notes Indenture”) and the registration rights agreement with respect to the 2021 Notes (the “2021 Registration Rights Agreement”).

As of 5:00 p.m., New York City time, on September 13, 2016 (the “Extended Early Tender Date”), approximately $243.5 million in aggregate principal amount of the Old Notes, representing 86.86% of the outstanding aggregate principal amount of Old Notes, had been validly tendered (and not validly withdrawn), and holders of approximately $130.5 million in aggregate principal amount of the 2021 Notes, representing 90.2% of the outstanding aggregate principal amount of the 2021 Notes, had consented to the amendments to the 2021 Notes Indenture and 2021 Registration Rights Agreement. PetroQuest intends to execute a supplemental indenture to the 2021 Notes Indenture governing the Old Notes to implement the amendments to the 2021 Notes Indenture and a waiver with respect to the registration rights in the 2021 Registration Rights Agreement.

Withdrawal rights previously expired on September 8, 2016 at 5:00 p.m., New York City time. Accordingly, Eligible Holders who have previously tendered their Old Notes can no longer validly withdraw those notes from the Exchange Offers and Consent Solicitation, except to the extent required by law.

For each $1,000 principal amount of Old Notes validly tendered and not validly withdrawn prior to the Extended Early Tender Date, Eligible Holders will be eligible to receive the “Total Exchange Consideration” set forth in the table below, which includes the “Early Tender Premium.” For each $1,000 in principal amount of the Old Notes validly tendered after the Extended Early Tender Date, Eligible Holders will be eligible to receive only the “Exchange Consideration” set forth in the table below.

The following table sets forth the exchange consideration for the Old Notes:

Title/CUSIP Number of Old Notes	Maturity Date	Aggregate Principal Amount Outstanding	Exchange Consideration(1)	Early Tender Premium(1)	Total Exchange Consideration(1)(2)
10% Senior Notes due 2017 / 716748 AA6	September 1, 2017	$135.6 million	$1,000 principal amount of New Notes
Portion of 3,517,000 shares of common stock on a pro rata basis with all Eligible Holders who validly tender 2017 Notes and 2021 Notes prior to the Early Tender Date, rounded down to the nearest whole share(3)

$1,000 principal amount of New Notes and portion of 3,517,000 shares of common stock on a pro rata basis with all Eligible Holders who validly tender 2017 Notes and 2021 Notes prior to the Early Tender Date(3)

10% Second Lien Senior Secured Notes due 2021 / 716748 AE8 / U7167U AB0	February 15, 2021	$144.7 million	$1,000 principal amount of New Notes
Portion of 3,517,000 shares of common stock on a pro rata basis with all Eligible Holders who validly tender 2017 Notes and 2021 Notes prior to the Early Tender Date, rounded down to the nearest whole share(3)

$1,000 principal amount of New Notes and portion of 3,517,000 shares of common stock on a pro rata basis with all Eligible Holders who validly tender 2017 Notes and 2021 Notes prior to the Early Tender Date(3)

___________________
(1) For each $1,000 principal amount of Old Notes accepted for exchange.
(2) Includes Early Tender Premium.
(3) Based on the valid tender of 86% of the total combined outstanding aggregate principal amount of the Old Notes prior to the Extended Early Tender Date, each Eligible Holder will receive approximately 14.5901 shares of common stock for each $1,000 principal amount of Old Notes accepted for exchange, with the total aggregate amount of shares of common stock received by each such Eligible Holder rounded down to the nearest whole share.

The Exchange Offers and Consent Solicitation are being made upon the terms and subject to the conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement (as it may be amended, modified or supplemented from time to time, the “Offering Memorandum”) and related letter of transmittal and consent (the “Letter of Transmittal”), each dated August 25, 2016.

The Exchange Offers and Consent Solicitation will expire at 11:59 p.m., New York City time, on September 22, 2016, unless extended (the “Expiration Date”). The closing of the Exchange Offers and Consent Solicitation is subject to, and conditioned upon, the satisfaction or waiver of conditions set out in the Offering Memorandum and Letter of Transmittal.

Any 2021 Notes not tendered and exchanged for New Notes and Shares pursuant to the Exchange Offer with respect to the 2021 Notes prior to the Expiration Date will remain outstanding and the holders will be subject to the terms of the supplemental indenture implementing the amendments to the 2021 Notes Indenture and the waiver of registration rights contained in the 2021 Registration Rights Agreement.

The New Notes and the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or with any securities regulatory authority of any State or other jurisdiction. The New Notes and the Shares may not be offered or sold in the United States or to or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers will be made, and the New Notes and the Shares are being offered and will be issued, only to holders of Old Notes (1) in the United States, who are “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and (2) outside the United States, who are persons other than U.S. persons as defined in Rule 902 under the Securities Act in offshore transactions in compliance with Regulation S under the Securities Act. The complete terms and conditions of the Exchange Offers and Consent Solicitation, as well as the terms of the New Notes and the Shares, are described in the Offering Memorandum and Letter of Transmittal, copies of which may be obtained by “Eligible Holders” by contacting D.F. King & Co., Inc., the information agent for the Exchange Offers and Consent Solicitation, at 48 Wall Street, 22nd Floor, New York, New York 10005, (212) 269-5550 (collect) or (800) 848-3409 (toll free) or via the following website: http://www.dfking.com/petroquest.

This news release does not constitute an offer to purchase the New Notes or the Shares or a solicitation of consents to amend the 2021 Notes Indenture or the 2021 Registration Rights Agreement. The Exchange Offers and Consent Solicitation are made solely pursuant to the Offering Memorandum and Letter of Transmittal. The Exchange Offers and Consent Solicitation are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest's common stock trades on the New York Stock Exchange under the ticker PQ.

For further information, contact:	Matt Quantz, Manager - Corporate Communications
(337) 232-7028, www.petroquest.com

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release are forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including our ability to successfully consummate the Exchange Offers and Consent Solicitation; the timing of the settlement and the size of the Exchange Offers and Consent Solicitation; our ability to successfully close the previously disclosed commitment facility or receive any proceeds from draws thereunder; the sufficiency of our current liquidity; the expected payment of the interest due on the 2017 Notes prior to the end of the 30-day grace period for payment of interest under the indenture governing the 2017 Notes; our ability to comply with the forbearance agreement with the lender under the Company's senior secured bank credit facility; the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014; our indebtedness and the significant amount of cash required to service our indebtedness; our ability to improve our liquidity position and refinance or restructure our indebtedness, including the 2017 Notes and the 2021 Notes; the potential need to sell assets or seek bankruptcy protection; our estimate of the sufficiency of our existing capital sources, including availability under our bank credit facility and the result of any borrowing base redetermination; our ability to post additional collateral to satisfy our offshore decommissioning obligations; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices; our ability to raise additional capital to fund cash requirements for future operations; limits on our growth and our ability to finance our operations, fund our capital needs and respond to changing conditions imposed by our bank credit facility and restrictive debt covenants; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain production; approximately 50% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our stock price; and our ability to meet the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any deficiency with respect thereto. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. The Company undertakes no duty to update or revise these forward-looking statements.

Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”